UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 25, 2026

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On September 25, 2026, Bloomin’ Brands, Inc. (the “Company”) and its wholly-owned subsidiary, OSI Restaurant Partners, LLC, as co-borrowers (each, a “Borrower” and together, the “Borrowers”), certain lenders and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into a Fourth Amended and Restated Credit Agreement (the “New Credit Agreement”). The New Credit Agreement amends and restates the Third Amended and Restated Credit Agreement, dated September 19, 2024 (as previously amended, the “Existing Credit Agreement”).

The New Credit Agreement extends the maturity date to September 25, 2031. The amount of the revolving credit commitments, terms regarding the potential increase of commitments and interest rate elections and spreads remained substantially unchanged.

The New Credit Agreement continues to include a financial covenant requiring that the Borrowers’ Total Net Leverage Ratio not exceed 4.50 to 1.00, and adds a new financial covenant requiring that the Borrowers’ Consolidated Senior Secured Net Leverage Ratio not exceed 3.50 to 1.00 (in each case with a limited ability to temporarily increase such ratios in connection with material acquisitions). The New Credit Agreement also includes other affirmative and negative covenants that are in each case substantially similar to those contained in the Existing Credit Agreement.

The New Credit Agreement remains guaranteed by each of the Company’s current and future domestic 100% owned subsidiaries (other than the co-Borrower), subject to certain exceptions (the “Guarantors”), and secured by substantially all owned or later acquired assets of the Borrowers and Guarantors, including a pledge of all the capital stock of substantially all of the Company’s domestic subsidiaries.

Certain of the lenders and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Company and its subsidiaries from time to time, for which they have received customary fees and expenses, including in connection with prior credit facilities and prior securities offerings. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its subsidiaries in the ordinary course of their business.

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement that is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

On September 29, 2026, the Company issued a press release announcing the New Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Fourth Amended and Restated Credit Agreement, dated September 25, 2026, by and among Bloomin’ Brands, Inc., OSI Restaurant Partners, LLC, the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release of Bloomin’ Brands, Inc., dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	September 29, 2026	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer